As filed with the Securities and Exchange Commission on September 13, 2000

                                                      Registration No. 333-_____
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              The Right Start, Inc.
                      -------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           California                                95-3971414
           ----------                                ----------
(State or Other Jurisdiction of         (I.R.S. Employer Identification Number)
   Incorporation or Organization)


                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
               (Address of Principal Executive Offices) (Zip Code)

                         1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)
                           ---------------------------

                               Mr. Jerry R. Welch
                      President and Chief Executive Officer
                       5388 Sterling Center Drive, Unit C
                       Westlake Village, California 91361
                     (Name and Address of Agent For Service)

                                 (818) 707-7100
           Telephone Number, Including Area Code, of Agent for Service

                                   Copies to:
                            Kenneth J. Baronsky, Esq.
                       Milbank, Tweed, Hadley & McCloy LLP
                      601 South Figueroa Street, 30th Floor
                          Los Angeles, California 90017
                                 (213) 892-4000

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                     Proposed maximum  Proposed maximum
     Title of        Amount to be     offering price per   Aggregate         Amount of
  Securities to     registered (1)       share (2)         offering        registration
  be Registered                                            Price (2)          fee (2)
-------------------------------------------------------------------------------------------
  Common Stock,         150,000           $3.4375         $515,625.00          $138
   no par value
===========================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1991 Employee Stock Option Plan of the Registrant described herein. Reflects a one-for-two reverse stock split of the Common Stock which was effective as of December 15, 1998.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on September 7, 2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933 by The Right Start, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-8 relating to the registration of 125,0001 shares of Common Stock of the Registrant (File No. 33-57572) that was filed with the Commission on January 28, 1993. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, the Registrant's Form 10-K/A for the fiscal year ended January 29, 2000 and Forms 10Q for the fiscal quarters ended April 29, 2000 and July 29, 2000, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents with the Commission.



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          (as updated through the date of this Registration Statement)

     Each of the items required in Part II of the Registration Statement remains correct as of the date of the filing of this Registration Statement on Form S-8.

----------

     1 Reflects a one-for-two reverse stock split of the Registrant's Common Stock which was effective as of December 15, 1998.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 12th day of September, 2000.


                              THE RIGHT START, INC.



                              By: /s/ Jerry R. Welch
                                  -------------------
                              Name: Jerry R. Welch
                              Title: Chief Executive Officer


        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                         Title                     Date
-----------------------       -----------------------      ------------------


/s/ Jerry R. Welch             Chairman of the Board,      September 12, 2000
-----------------------        President and Chief
Jerry R. Welch                  Executive Officer


/s/ Richard A. Kayne                  Director             September 12, 2000
-----------------------
    Richard A. Kayne


/s/ Andrew D. Feshbach                Director             September 12, 2000
-----------------------
    Andrew D. Feshbach


/s/ Robert R. Hollman                 Director             September 12, 2000
-----------------------
    Robert R. Hollman


/s/ Fred Kayne                        Director             September 12, 2000
-----------------------
    Fred Kayne


/s/ Howard M. Zelikow                 Director             September 12, 2000
-----------------------
    Howard M. Zelikow


/s/ Raymond P. Springer        Chief Financial Officer     September 12, 2000
-----------------------        (principal financial and
Raymond P. Springer              accounting officer)

                                  EXHIBIT INDEX






   Exhibit Number                    Description

          5         Opinion of Milbank,  Tweed,  Hadley & McCloy LLP.

          23.1      Consent of Arthur Andersen LLP.

          23.2      Consent of PricewaterhouseCoopers LLP.

          23.3 Consent of Milbank, Tweed, Hadley & McCloy LLP. (included in Exhibit 5)